CYTORI THERAPEUTICS, INC.

AMENDMENT NO. 1
TO
DEALER-MANAGER AGREEMENT

June 12, 2016

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
As Dealer-Manager

Ladies and Gentlemen:

Reference is made to the Dealer-Manager Agreement dated May 26, 2016 (the "Agreement") by and between Cytori Therapeutics, Inc., a Delaware corporation (the "Company") and Maxim Group LLC, regarding the distribution to holders of record of its common stock, par value $0.001 per share (the "Common Stock"), subscription rights to subscribe for up to an aggregate of 5,000,000 units. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.
The parties to the Agreement hereby wish to amend the Agreement and add the following provisions as Section 9(n) under Section 9 "Covenants":
"(n) From the date hereof until ninety (90) days after the date of the Closing, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents without the written consent of Maxim.  Notwithstanding the foregoing, this Section 9(n) shall not apply in respect of any issuance of (A) Common Stock under the Company's At-The Market Offering Program for the issuance and sale of the Company's Common Stock having an aggregate offering price of up to $40,000,000 (the "ATM Program") pursuant to that certain Sales Agreement, dated May 12, 2014, by and between the Company and Cowen and Company, LLC; (B) equity awards, and Common Stock issuable upon exercise or vesting of equity awards, to directors, officers, employees, consultants or new hires of the Company; (C) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents; (D) the Rights Shares; (E) the Rights Warrants; (F) the shares of Common Stock underlying the Rights Warrants; (G) Common Stock or Common Stock Equivalents to any distributor, supplier, manufacturer, licensor or licensee of the Company's products or services; (H) Common Stock or Common Stock Equivalents in connection with any acquisitions, partnerships or strategic transactions, which in the case of each clause of this subsection (H) are approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (I) unregistered Common Stock or Common Stock Equivalents in connection with a strategic transaction; and (J) Common Stock or Common Stock Equivalents in connection with any arrangement with a non-convertible debt provider for the refinancing or restructuring of the Company's Loan and Security Agreement with Oxford Finance LLC that shall not exceed, in the aggregate, a value of $1,000,000 and shall be issued at or above fair market value.
"Common Stock Equivalents" means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock."

Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment constitutes the entire agreement between the parties with respect to the subject matter of this Amendment and supersedes all prior agreements and understandings, whether oral or written, with respect to such subject matter. Every provision of this Amendment is intended to be severable. This Amendment shall be construed, interpreted and governed according to the laws of the State of New York without regard to its laws and rules governing the conflict of laws. This Amendment is made solely and specifically among and for the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature Page Follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

CYTORI THERAPEUTICS, INC.

By:	/s/ Tiago Girao
Name: Tiago Girao
Title: CFO

Accepted by the Dealer-Manager as of the date first written above:

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Head of IB

[Signature Page to Amendment No. 1 to Dealer-Manager Agreement]